UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2017

NIMBLE STORAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36233	26-1418899
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 River Oaks Parkway San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 6, 2017, Nimble Storage, Inc., a Delaware corporation (“Nimble Storage”), Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”) and Nebraska Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HPE (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will commence an all-cash tender offer (the “Offer”) for any and all of Nimble Storage’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $12.50 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes. Under the Merger Agreement, Merger Sub is required to commence the Offer within ten business days after the date of the Merger Agreement. The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) immediately prior to the expiration of the Offer, a number of Shares must have been validly tendered and not validly withdrawn that, when added to the number of Shares (if any) then owned by HPE or Merger Sub, equals at least one Share more than half of all Shares then outstanding, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the relevant approvals under the antitrust and competition laws of Germany and Austria have been obtained, (iv) the absence of injunctions or other legal restraints preventing the consummation of the Offer or the Merger (as defined below), (v) the accuracy of the representations and warranties made by Nimble Storage in the Merger Agreement, subject to specified materiality qualifications, (vi) compliance by Nimble Storage with its covenants in the Merger Agreement in all material respects, (vii) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) on Nimble Storage since the date of the Merger Agreement that is continuing and (viii) the other conditions set forth in Annex I to the Merger Agreement. The consummation of the Offer is not subject to a financing condition and Nimble Storage expects HPE to finance the payment of the applicable consideration in the Offer and the Merger with cash on hand.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, Merger Sub will merge with and into Nimble Storage, with Nimble Storage surviving the merger as a wholly owned subsidiary of HPE (the “Surviving Corporation”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “Merger”). The Merger will be effected as soon as practicable following the acceptance for payment by Merger Sub of Shares validly tendered and not withdrawn in the Offer, without a vote on the adoption of the Merger Agreement by Nimble Storage stockholders.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) Nimble Storage, HPE or Merger Sub, which Shares will be canceled and will cease to exist, (ii) any subsidiary of Nimble Storage or any subsidiary of HPE (other than Merger Sub), which Shares will be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages or (iii) stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, subject to any required withholding taxes.

Pursuant to the terms of the Merger Agreement, (i) each Nimble Storage stock option that is vested as of immediately prior to the Effective Time (including after giving effect to acceleration of 50% of the unvested Nimble Storage stock options held by Nimble Storage’s Chief Executive Officer) will be cancelled in exchange for an amount in cash equal to the Offer Price, less the option exercise price, (ii) each other Nimble Storage stock option will be assumed by HPE and converted into an HPE stock option, (iii) each Nimble Storage restricted stock unit held by any non-executive director of Nimble Storage and 50% of the unvested Nimble Storage restricted stock units held by Nimble Storage’s Chief Executive Officer will be converted into the right to receive an amount in cash equal to the Offer Price, (iv) each other Nimble Storage restricted stock unit will be assumed by HPE and converted into an HPE restricted stock unit, (v) each share of restricted Nimble Storage common stock will convert into an amount of restricted cash equal to the Offer Price payable over the same vesting schedule as the restricted shares and (vi) each

Nimble Storage restricted stock unit with TSR performance metrics will be converted based on actual performance through three business days prior to the Effective Time into (A) for the pro rata portion of the award that has achieved the TSR metrics for the period through the three business days prior to the Effective Time (or, in the case of Nimble Storage’s Chief Executive Officer, 50% of the earned portion of the award), an immediate cash payment equal to the Offer Price and (B) for the remaining portion of the award earned, HPE service-based restricted stock units.

Pursuant to and subject to the terms and conditions of the Merger Agreement, Nimble Storage has agreed, among other things, (i) to carry on its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger; (ii) subject to certain customary exceptions set forth in the Merger Agreement to permit Nimble Storage’s board of directors to comply with its fiduciary duties, to recommend that Nimble Storage’s stockholders accept the Offer and tender all of their shares pursuant to the Offer; (iii) not to solicit alternative acquisition proposals and (iv) to certain restrictions on its ability to respond to any unsolicited acquisition proposals. The Merger Agreement also contains customary representations, warranties and covenants of each of Nimble Storage, HPE and Merger Sub.

The Merger Agreement contains certain customary termination rights for both HPE and Nimble Storage, including, among others, by either HPE or Nimble Storage upon the failure of the Offer conditions to be satisfied or validly waived on or before September 6, 2017, subject to extension by either HPE or Nimble Storage to December 6, 2017 if all conditions to the Offer other than the conditions relating to regulatory approvals have been satisfied as of that date.

Upon termination of the Merger Agreement under specified circumstances, including (i) a termination by Nimble Storage to enter into an agreement for an alternative transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement) or (ii) a termination by HPE due to a change in the Nimble Storage board of directors’ recommendation in favor of the Offer, Nimble Storage is required to pay HPE a termination fee of approximately $40.8 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Nimble Storage, HPE or Merger Sub. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by HPE or Nimble Storage. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about HPE or Nimble Storage and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Tender and Support Agreement

In connection with the execution of the Merger Agreement, certain stockholders of Nimble Storage (collectively, the “Stockholders”) have entered into a Tender and Support Agreement, dated as of March 6, 2017, with HPE and Merger Sub (the “Support Agreement”). Subject to the terms and conditions of the Support Agreement, the Stockholders have agreed, among other things, to tender their Shares (representing in the aggregate approximately 21% of the total outstanding Shares) into the Offer, and, subject to certain exceptions, not to transfer their shares that are subject to the Support Agreement. The Support Agreement will terminate with respect to each Stockholder upon the first to occur of (i) the valid termination of the Merger Agreement, (ii) the completion of the Merger, (iii) entry into an amendment or modification of the Merger Agreement or any waiver of Nimble Storage’s rights under the Merger Agreement, in each case that results in a decrease in the Offer Price or (iv) the mutual written consent of HPE and such Stockholder.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

The Offer for the outstanding Shares of Nimble Storage has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that HPE and Merger Sub will file with the SEC. At the time the tender offer is commenced, HPE and Merger Sub will file tender offer materials on Schedule TO, and thereafter Nimble Storage will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF NIMBLE STORAGE COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF NIMBLE STORAGE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Shares at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by directing a written request to Nimble Storage, Inc., 211 River Oaks Parkway, San Jose, California 95134, Attn: Investor Relations, or by telephone at (408) 514-3475.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, HPE and Nimble Storage file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by HPE or Nimble Storage at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. HPE’s and Nimble Storage’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Nimble Storage and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the Offer, the Merger and the other transactions contemplated by the Merger Agreement; the expected timing of the completion of the Offer and the Merger; the ability of HPE, Merger Sub and Nimble Storage to complete the Offer and the Merger considering the various conditions to the Offer and the Merger, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the Offer and the Merger may not be timely completed, if at all; that, prior to the completion of the transaction, Nimble Storage’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Nimble Storage’s SEC reports, including but not limited to the risks described in Nimble Storage’s Annual Report on Form 10-K for its fiscal year ended January 31, 2016. Nimble Storage assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

Nimble Storage, Inc.

Date: March 7, 2017	By:	/s/ Anup Singh
Anup Singh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2017, by and among Hewlett Packard Enterprise Company, Nimble Storage, Inc. and Nebraska Merger Sub, Inc.

10.1	Tender and Support Agreement, dated as of March 6, 2017, by and among Hewlett Packard Enterprise Company, Nebraska Merger Sub, Inc. and each of the persons set forth on Schedule A thereto.